Exhibit 28(a)(8)

GABELLI EQUITY SERIES FUNDS, INC.

ARTICLES SUPPLEMENTARY

Gabelli Equity Series Funds, Inc., a Maryland corporation (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland:

FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

SECOND: The Corporation is authorized to issue 1,000,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”), with an aggregate par value of $1,000,000. These Articles Supplementary do not change the total authorized shares of Common Stock of the Corporation or the aggregate par value thereof.

THIRD: Pursuant to the authority contained in Section 2-105 of the Maryland General Corporation Law and under authority contained in Article (V) of the charter of the Corporation (the “Charter”), a majority of the entire Board of Directors has adopted resolutions creating a new sub-series of Common Stock for each class to be named Class T Stock.

FOURTH: Prior to the effectiveness of these Articles Supplementary, the shares of the Corporation’s Common Stock have been allocated to the following classes and sub-series of those classes in the following amounts:

Designation	Number of Shares

The Gabelli Equity Income Fund Stock	350,000,000

The Gabelli Equity Income Fund Class AAA Stock	150,000,000

The Gabelli Equity Income Fund Class A Stock	50,000,000

The Gabelli Equity Income Fund Class B Stock	50,000,000

Exhibit 28(a)(8)

The Gabelli Equity Income Fund Class C Stock	50,000,000

The Gabelli Equity Income Fund Class I Stock	50,000,000

The Gabelli Focus Five Fund Stock	300,000,000

The Gabelli Focus Five Fund Class AAA Stock	100,000,000

The Gabelli Focus Five Fund Class A Stock	50,000,000

The Gabelli Focus Five Fund Class B Stock	50,000,000

The Gabelli Focus Five Fund Class C Stock	50,000,000

The Gabelli Focus Five Fund Class I Stock	50,000,000

The Gabelli Small Cap Growth Fund Stock	350,000,000

The Gabelli Small Cap Growth Fund Class AAA Stock	150,000,000

The Gabelli Small Cap Growth Fund Class A Stock	50,000,000

The Gabelli Small Cap Growth Fund Class B Stock	50,000,000

The Gabelli Small Cap Growth Fund Class C Stock	50,000,000

The Gabelli Small Cap Growth Fund Class I Stock	50,000,000

Exhibit 28(a)(8)

FIFTH: The Corporation’s Board of Directors hereby reclassifies and redesignates all the authorized but unissued shares of the Common Stock of the Corporation so that the number of shares of Common Stock are classified and allocated to the following classes and sub-series of those classes in the following amounts:

Designation	Number of Shares

The Gabelli Equity Income Fund Stock	350,000,000

The Gabelli Equity Income Fund Class AAA Stock	150,000,000

The Gabelli Equity Income Fund Class A Stock	50,000,000

The Gabelli Equity Income Fund Class B Stock	0

The Gabelli Equity Income Fund Class C Stock	50,000,000

The Gabelli Equity Income Fund Class I Stock	50,000,000

The Gabelli Equity Income Fund Class T Stock	50,000,000

The Gabelli Focus Five Fund Stock	300,000,000

The Gabelli Focus Five Fund Class AAA Stock	100,000,000

The Gabelli Focus Five Fund Class A Stock	50,000,000

The Gabelli Focus Five Fund Class B Stock	0

The Gabelli Focus Five Fund Class C Stock	50,000,000

The Gabelli Focus Five Fund Class I Stock	50,000,000

The Gabelli Focus Five Fund Class T Stock	50,000,000

Exhibit 28(a)(8)

The Gabelli Small Cap Growth Fund Stock	350,000,000

The Gabelli Small Cap Growth Fund Class AAA Stock	150,000,000

The Gabelli Small Cap Growth Fund Class A Stock	50,000,000

The Gabelli Small Cap Growth Fund Class B Stock	0

The Gabelli Small Cap Growth Fund Class C Stock	50,000,000

The Gabelli Small Cap Growth Fund Class I Stock	50,000,000

The Gabelli Small Cap Growth Fund Class T Stock	50,000,000

SIXTH: The Class A Shares, Class C Shares, Class AAA Shares and Class I Shares, together with the Class T Shares and any other sub-series of Common Stock of the Corporation designated as a sub-series of any class in the future shall represent interests in the portfolio of assets attributable to that class, which assets shall be allocated to each of the respective sub-series of that class in accordance with Article (V) of the Charter and which assets shall be charged with the liabilities of the Corporation with respect to’ the class and each such sub-series in accordance with Article (V) of the Charter. The Class T Shares shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption applicable to shares of each other class and sub-series thereof, all as set forth in the Charter except for the differences set forth in the Charter with respect to the Class A Shares, Class C Shares, Class AAA Shares, Class I shares and Class T shares.

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Exhibit 28(a)(8)

IN WITNESS WHEREOF, Gabelli Equity Series Funds, Inc. has caused these presents to be signed in its name and on its behalf as of June 20, 2017 by its duly authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation and that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects and that this statement is made under the penalties for perjury.

GABELLI EQUITY SERIES FUNDS, INC.

ATTEST:

/s/ Andrea R. Mango		By:	/s/ Bruce N. Alpert
Name:	Andrea R. Mango	Name:	Bruce N. Alpert
Title:	Secretary	Title:	President